OMB APPROVAL

OMB Number: 3235-0060
Expires: April 30, 2009
Estimated average burden Hours per response.......5.0

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 12, 2007
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 2.02 Results of Operations and Financial Condition.
On December 12, 2007, the Company reported that the continuing impasse in Congress on enactment of appropriations to fund the Global War on Terror has caused the Company to revise its fiscal 2008 Sales target from $77 million to approximately $74 million and its Adjusted EBITDA target from $15.9 million to approximately $13.3 million.
Reference is made to the Company’s press release dated December 12, 2007, a copy of which is attached hereto as Exhibit 99 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. None

(b)	Pro Forma Financial Information. None

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit	Description

99	Press Release of the Company dated December 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
By:	/s/ Joseph F. Spanier
Joseph F. Spanier, Executive Vice President,
Chief Financial Officer and Treasurer

Date: December 14, 2007

3